Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

Richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES FIRST QUARTER 2009 RESULTS

Huntsville, Ala.—(May 11, 2009)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced its operating and financial results for the quarter ended March 31, 2009. For the quarter ended March 31, 2009, ITC^DeltaCom reported total operating revenues of $122 million, a net loss of $(2.6) million, and adjusted EBITDA* of $22.4 million.

“We are pleased to report our highest quarterly profitability to date as measured by adjusted EBITDA,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “While we have experienced a modest increase in customer attrition due to current economic conditions, we are having more success acquiring new customers as companies evaluate their costs and find Deltacom’s value proposition compelling. In addition, our quarterly results also benefited from our continued momentum in improving the business’s cost structure.”

Among its operating highlights for the first quarter, ITC^DeltaCom:

•	recorded operating income of $4.9 million compared to $1.8 million in the first quarter of 2008, and a net loss of $(2.6) million compared to a net loss of $(5.9) million in the first quarter of 2008;

•	increased adjusted EBITDA, as defined by ITC^DeltaCom, by 7.3% over the first quarter of 2008 to $22.4 million;

•	increased business local, data and Internet revenues by $1.7 million, or 2%, over the first quarter of 2008;

•

ended the quarter with over 428,800 voice lines in service, of which 86.2% were provided on ITC^DeltaCom’s own network, which represented an increase from 82.5% at the end of the first quarter of 2008;

•	increased its core, facilities-based business voice lines in service by approximately 20,250 lines over the first quarter of 2008;

•

continued to derive benefit from investments in process redesign and other efficiency gains, resulting in selling, operations and administration expense of 35.8% of revenue compared to 37.1% in the first quarter of 2008;

•	generated $17.3 million in net cash provided by operating activities, which represented an increase of $427,000 over the first quarter of 2008; and

•	increased adjusted unlevered free cash flow**, as defined by ITC^DeltaCom, by 72.8% over the first quarter of 2008 to $14 million from $8.1 million.

“Despite the challenging economic environment, we continue to strengthen our balance sheet,” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “Our adjusted unlevered free cash flow reached over $14 million in the first quarter, and we increased our total cash and cash equivalents to $66 million.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the Securities and Exchange Commission.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 15,900 route miles, including more than 11,960 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data, Internet connectivity, wireless voice and data services, and customer premise equipment. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements, whether as a result of new information, future developments or otherwise.

ITC^DeltaCom, Inc.

Financial Highlights

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2009	2008
OPERATING REVENUES:
Integrated communications services	$102,076	$103,469
Wholesale services	15,618	16,639
Equipment sales and related services	4,281	4,675

TOTAL OPERATING REVENUES	121,975	124,783

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	56,477	58,368
Selling, operations and administration expense	43,670	46,254
Depreciation and amortization	16,919	18,316

Total operating expenses	117,066	122,938

OPERATING INCOME	4,909	1,845

OTHER (EXPENSE) INCOME:
Interest expense	(7,539)	(8,318)
Interest income	15	577
Other income	19	31

Total other expense, net	(7,505)	(7,710)

LOSS BEFORE INCOME TAXES	(2,596)	(5,865)

INCOME TAX EXPENSE	—	—

NET LOSS	(2,596)	(5,865)
PREFERRED STOCK DIVIDENDS AND ACCRETION	—	(7,073)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(2,596)	$(12,938)

BASIC AND DILUTED NET LOSS PER SHARE APPLICABLE TO COMMON STOCKHOLDERS	$(0.03)	$(0.17)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	80,867,040	76,387,873

COMPREHENSIVE LOSS:
NET LOSS	$(2,596)	$(5,865)
OTHER COMPREHENSIVE LOSS:
Change in unrealized gains (losses) on derivative instrument designated as cash flow hedging instrument, net of tax	1,807	(4,090)

COMPREHENSIVE LOSS	$(789)	$(9,955)

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2009	Dec 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008
Integrated communications services revenues:
Long distance and access	$16,021	$16,312	$17,229	$17,996	$19,195
Business local, data and internet	86,055	86,445	86,169	86,361	84,274

Total integrated communications services revenues	102,076	102,757	103,398	104,357	103,469

Wholesale services revenues:
Broadband transport	12,664	12,983	13,046	13,186	13,451
Local interconnection	740	1,034	1,193	1,210	1,235
Directory assistance and operator services	1,029	1,093	1,146	1,141	1,140
Other	1,185	1,122	1,117	888	813

Total wholesale services revenues	15,618	16,232	16,502	16,425	16,639

Equipment sales and related services revenues	4,281	3,826	4,817	4,766	4,675

Total operating revenues	121,975	122,815	124,717	125,548	124,783

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	56,477	58,824	58,246	57,461	58,368
Selling, operations and administration expense	43,670	45,158	44,893	46,818	46,254
Depreciation and amortization	16,919	17,035	19,218	18,945	18,316

Total operating expenses	117,066	121,017	122,357	123,224	122,938

OPERATING INCOME	$4,909	$1,798	$2,360	$2,324	$1,845

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008
Retail business voice lines in service(1)
UNE-T and other UNE lines(2)	369,787	369,496	368,724	362,174	349,537
Increase from previous quarter	0.1%	0.2%	1.8%	3.6%	2.9%

Resale and commercial agreement lines(3)	59,017	62,629	66,300	70,167	74,362
Decrease from previous quarter	(5.8)%	(6.0)%	(5.5)%	(5.6)%	(5.8)%

Total retail business voice lines in service	428,804	432,125	435,024	432,341	423,899

Wholesale voice lines in service(4)	12,489	26,151	38,203	40,595	40,825
Increase (decrease) from previous quarter	(52.2)%	(31.5)%	(5.9)%	(0.6)%	1.3%

Total business voice lines in service (5)	441,293	458,276	473,227	472,936	464,724

Number of employees (6)	1,511	1,565	1,615	1,700	1,724

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local service through its owned and operated switching facilities.
(3)	Voice lines for local and mobile services served via commercial agreements and reselling incumbent local exchange carrier tariff offerings.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	March 31, 2009	December 31, 2008
	(Unaudited)	(Unaudited)
Cash and cash equivalents (unrestricted)	$65,748	$56,683
Working capital	39,525	33,902
Total assets	379,602	382,661
Long-term liabilities	306,306	307,880
Stockholders’ deficit	(12,662)	(12,401)
Total liabilities and stockholders’ deficit	379,602	382,661

	Three Months Ended
Other Financial Data:	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008
	(Unaudited)
Capital expenditures(1)	$8,329	$29,843	$8,005	$14,187	$12,741
Cash flows (used in) provided by:
Operating activities	17,271	10,685	21,267	13,864	16,844
Investing activities	(6,792)	(9,593)	(33,257)	(13,435)	(13,232)
Financing activities	(1,414)	2,918	4,417	(583)	(717)

Adjusted EBITDA(2)	22,357	19,269	22,131	21,835	20,833
Adjusted unlevered free cash flow(3)	14,028	(10,574)	14,126	7,648	8,092

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.
(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA, as defined above in Note (2), less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). ITC^DeltaCom’s management uses adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess ITC^DeltaCom’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations. ITC^DeltaCom’s management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EIBTDA” in ITC^DeltaCom’s Annual Report on Form 10-K for our 2008 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted EBITDA amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008
	(Unaudited)
Net loss	$(2,596)	$(6,848)	$(5,336)	$(4,848)	$(5,865)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	7,524	8,367	7,628	7,569	7,741
Depreciation and amortization	16,919	17,035	19,218	18,945	18,316
Stock-based compensation	529	436	553	566	672
Other (income) loss	(19)	279	68	(397)	(31)

Adjusted EBITDA	$22,357	$19,269	$22,131	$21,835	$20,833

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance. When measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted Unlevered Free Cash Flow” in ITC^DeltacCom’s Annual Report on Form 10-K for our 2008 fiscal year for additional information regarding management’s reasons for including adjusted unlevered free cash flow data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted unlevered free cash flow amounts for the fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP (in thousands):

	Three Months Ended
	March 31, 2009	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008
	(Unaudited)
Net cash provided by operating activities	$17,271	$10,685	$21,267	$13,864	$16,844

Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(154)	2,025	(5,204)	1,882	(2,104)
Provision for bad debts	(1,680)	(1,200)	(950)	(900)	(1,005)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	6,917	7,759	7,018	6,958	7,129
Other (income) loss	3	—	—	31	(31)

Adjusted EBITDA	22,357	19,269	22,131	21,835	20,833
Less:
Capital expenditures	(10,096)	(22,063)	(15,486)	(11,387)	(13,016)
Change in accounts payable – construction	1,767	(7,780)	7,481	(2,800)	275

Adjusted unlevered free cash flow	$14,028	$(10,574)	$14,126	$7,648	$8,092